UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EMC Corporation

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David Goulden, Chief Executive Officer of EMC Information Infrastructure, participated in a question-and-answer session with employees of EMC Corporation (the “Company”), a video recording of which was made available on the Company’s employee intranet. The following is a revised and corrected transcript of excerpts from that session. This transcript revises and supersedes the version filed with the SEC on February 5, 2016.

Question:	Will the decline in stock prices impact the $24.05 cash payout for EMC shares, and the value of the VMware tracking stock?

David:	The amounts of cash that the EMC shareholder will get for each share, $24.05, is a fixed amount, and that is independent of what happens to the EMC stock price. The variable part is the amounts of the consideration that is attributable to the VMware tracker.

Question:	When you become a private company opportunities to pursue ideas or business models can arise that may not have been possible as a public company because of your accountability to shareholders.

David:	Being a private company is one of the things that I think will be great for us. Particularly as an industry is going through transformation, when you need to shift the emphasis of the business and move your model, will give us some opportunity. You don’t have to explain to shareholders every single quarter how that return is developing, as long as you’re confident it’s gonna get the return, you can go there, and that could be a big benefit for us. And that’s what Michael has made very clear.

Question:	When will we find out more about how benefits will change with the acquisition, and how long will they stay after the Dell acquisition takes place?

David:	We’re not gonna know a lot about what benefit changes are gonna occur until closer to the actual merger agreement, so probably after the shareholder vote. But let me put people’s minds at rest. Whilst there may be some differences, you know Michael and the executive chamber have made it very, very clear that our benefits and everything else have to be designed to attract and retain top talent, and Michael is being clear here, he understands and he is committed to that.

Question:	When are we gonna hear more about our relationship with Dell and their strategy?

David:	The integration teams are working together. So you saw from Howard and Rory. We have a lot of people out there. They’re leading the teams, but we have about 20 or 30 different teams looking at all things from the major topics and benefits right through to product strategy, go to market, etc., etc. And those teams are starting to educate each other. So the whole concept is these integration teams are out working, they’re building plans. We can’t execute on those plans until day one of the merger occurs. I think when that does occur not everything is gonna change, right, those changes will occur over time, but we’ll know enough about each other to know what the short term changes are and then what some of the medium term changes are. If you look at the technology portfolio that Dell has and look at ours, they complement each other. Look at the go to market strengths, they complement each other. So there’s lots to learn, there’s lots to do, there’s lots of opportunity, but there is huge amount of upside coming forward. My encouragement though is don’t be shy, go find out about Dell from the public knowledge, and then function by function find out who your integration team leaders are. If you want to go and engage with them, there’s a lot of good work going on.

I think it’s really important for us that we’re in the strongest shape we can ever be, so we’re putting two very strong companies together. So focus on EMC right now, focus on what we are trying to do. We’ve got lots to go to think about and work with. As we get closer to the Dell combination we are going to share more and more information with you, and it’s just gonna be additive.

EMC Corporation Disclosure Regarding Forward Looking Statements

This communication contains forward-looking information about EMC Corporation and the proposed transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) the failure to obtain the approval of

EMC shareholders in connection with the proposed transaction; (ii) the failure to consummate or delay in consummating the proposed transaction for other reasons; (iii) the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed; (iv) the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (v) risk as to the trading price of Class V Common Stock to be issued by Denali Holding Inc. in the proposed transaction relative to the trading price of shares of VMware, Inc.’s common stock; (vi) the effect of the proposed transaction on VMware’s business and operating results and impact on the trading price of shares of Class V Common Stock of Denali Holding Inc. and shares of VMware common stock; (vii) the diversion of management time on transaction-related issues; (viii) adverse changes in general economic or market conditions; (ix) delays or reductions in information technology spending; (x) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (xi) competitive factors, including but not limited to pricing pressures and new product introductions; (xii) component and product quality and availability; (xiii) fluctuations in VMware’s operating results and risks associated with trading of VMware common stock; (xiv) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (xv) the ability to attract and retain highly qualified employees; (xvi) insufficient, excess or obsolete inventory; (xvii) fluctuating currency exchange rates; (xviii) threats and other disruptions to our secure data centers or networks; (xix) our ability to protect our proprietary technology; (xx) war or acts of terrorism; and (xxi) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Except to the extent otherwise required by federal securities law, EMC disclaims any obligation to update any such forward-looking statements after the date of this communication.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. This communication is being made in respect of the proposed business combination transaction between EMC Corporation and Denali Holding Inc. The proposed transaction will be submitted to the shareholders of EMC for their consideration. In connection with the issuance of Class V Common Stock of Denali Holding Inc. in the proposed transaction, Denali Holding Inc. has filed with the SEC a Registration Statement on Form S-4 (File No. 333-208524) that includes a preliminary proxy statement/prospectus regarding the proposed transaction, and each of Denali Holding Inc. and EMC plans to file with the SEC other documents regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to each EMC shareholder entitled to vote at the special meeting in connection with the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS RELATING TO THE TRANSACTION FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain copies of the preliminary proxy statement/prospectus and all other documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (http://www.sec.gov). Investors may also obtain these documents, free of charge, from EMC’s website (http://www.EMC.com) under the link “Investor Relations” and then under the tab “Financials” then “SEC Filings”, or by directing a request to: EMC Corporation, 176 South Street, Hopkinton, Massachusetts, 01748, Attn: Investor Relations, 866-362-6973.

Participants in the Solicitation

EMC Corporation and its directors, executive officers and other members of management and employees may be deemed to be “participants” in the solicitation of proxies from EMC shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of EMC shareholders in connection with the proposed transaction and a description of their direct and indirect interest, by security holdings or otherwise, is set forth in the preliminary proxy statement/prospectus filed with the SEC in connection with the proposed transaction. You can find information about EMC’s executive officers and directors in its definitive proxy statement filed with the SEC on March 20, 2015 and in its Annual Report on Form 10-K filed with the SEC on February 27, 2015. You can obtain free copies of these documents at the SEC’s website (http://www.sec.gov). You can also obtain free copies of these documents from EMC using the contact information above.